Exhibit 99.1

AI Financial Provides Update on Removal of Going Concern, WLFI Holdings, and Financial Flexibility

WLFI Holdings Valued at Approximately US$380 Million1
Company Continues to View WLFI as a Strategic Balance Sheet Asset

LAS VEGAS – June 10, 2026 – AI Financial Corporation (NASDAQ: AIFC) (FRA: 5AR1) (“AiFi” or the “Company”), a fintech company providing blockchain-powered payment, trading, and settlement infrastructure for digital assets, today announced enhancements to the Company’s liquidity position.

In its Current Report on Form 8-K filed today, the Company disclosed that 3,321,690,994 WLFI tokens2 held by the Company can provide it with significant liquidity, as they are currently available for it to use as collateral for a loan transaction, for it to stake in connection with the WLF Protocol, and for it to use in a lending transaction.3 Further, these tokens are expected to become fully transferable on August 12, 2026, pursuant to the original terms governing such holdings. The Company’s other 3,583,585,650 WLFI tokens remain subject to a 12-month contractual lock-up previously agreed to by the Company and are expected to become fully transferable on August 12, 2026, pursuant to the original terms governing such holdings.4

Based on the current market value of the Company’s WLFI token holdings, the first portion represents in excess of US$180 million5 of digital assets available to support the Company’s strategic initiatives, liquidity requirements, and growth objectives.

Tony Isaac, Chief Executive Officer of AI Financial Corporation, commented: “We believe it is important to provide our stockholders with transparency regarding the strength and liquidity of our balance sheet. Approximately half of our WLFI holdings are currently available for our use, which provides the Company with significant financial flexibility and strategic alternatives. Importantly, availability for use should not be interpreted as an intention by the Company to sell these holdings. We continue to view our WLFI tokens as a strategic balance sheet asset and remain committed to preserving our long-term exposure to their potential value creation.”

Isaac continued, “As previously disclosed, the Company may choose to leverage its digital asset holdings in a variety of ways, including as collateral for financing, to support strategic initiatives, or through other capital-efficient structures designed to enhance stockholder value, while maintaining ownership exposure. We remain committed to a disciplined capital allocation strategy focused on maximizing long-term stockholder returns, while supporting the continued growth of our operating businesses and strategic initiatives.”

Management believes that the availability for use of a substantial portion of the Company’s WLFI token holdings materially strengthens the Company’s liquidity profile and addresses a significant factor underlying the going concern disclosure contained in the Company’s most recent Quarterly Report on Form 10-Q. Based on information currently available to management, the Company believes it possesses sufficient liquidity and financial resources to fund its anticipated operations and satisfy its obligations for at least the next 12 months. Accordingly, management’s current belief is that the conditions that gave rise to the previously disclosed substantial doubt regarding the Company’s ability to continue as a going concern have been substantially mitigated.

The Company notes that the aggregate market value of its WLFI holdings is currently approximately US$380 million, based on recent market prices, with more than US$180 million presently represented by available holdings.

[1]	Based on 6,905,276,644 WLFI tokens with a WLFI token value of US$0.055 per token as of 7:00 p.m. EDT on June 9, 2026.

[2]	The number is exclusive of approximately 378,310,000 WLFI tokens currently pledged as collateral for the Company’s previously disclosed loan from WLFI, which tokens will be returned to the Company at the time of repayment of principal and accrued interest.

[3]	Availability is subject to the conditions in an ancillary agreement with WLFI, which are substantially similar to the three criteria described above.

[4]	The lapse in restrictions is also subject to the effectiveness of a registration statement to provide for the resale of shares of the Company’s common stock that the Company issued to WLFI at the closing of the August 2025 transaction, the shares of the Company’s common stock underlying the pre-funded warrants that the Company granted to WLFI at that closing, and the shares of our common stock underlying the “Lead Investor” warrants that we granted to WLFI at that closing.

[5]	Based on 3,321,690,994 WLFI tokens and a WLFI token value of US$0.055 per token as of 7:00 p.m. EDT on June 9, 2026.

About AI Financial Corporation

AI Financial Corporation (NASDAQ: AIFC)(FRA: 5AR1) is a fintech company providing global payments, trading, and settlement infrastructure for digital assets, including solutions that support crypto-to-fiat and fiat-to-crypto transactions. Built on infrastructure that has processed more than $8 billion in cumulative transaction volume since inception, AiFi serves institutional and enterprise clients across the evolving digital financial ecosystem. The Company is focused on expanding its platform capabilities to support emerging forms of financial activity, including tokenization, software-driven financial systems, and AI-enabled applications and autonomous transaction infrastructure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may include statements regarding the Company’s WLFI token holdings, the expected transferability of such holdings, the potential use of WLFI tokens as collateral, for staking or in lending-related arrangements, the Company’s liquidity position and financial flexibility, the Company’s ability to fund anticipated operations and satisfy obligations for at least the next 12 months, the Company’s assessment of conditions related to its previously disclosed going concern disclosure, the Company’s strategic direction, and potential future initiatives.

In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are based on management’s current expectations, assumptions, and beliefs, and are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those described in the forward-looking statements.

These risks and uncertainties include, but are not limited to: volatility in the market price of WLFI tokens and other digital assets; limitations on the transferability, pledgeability, staking, lending or other use of the Company’s WLFI token holdings; the availability and terms of any financing or other liquidity arrangements involving WLFI tokens; risks related to digital asset custody, collateralization, staking, lending, counterparty arrangements and protocol operations; the effectiveness of any registration statement or other conditions related to the transferability of the Company’s WLFI token holdings; the availability of capital to support future development; the Company’s ability to develop, acquire, or integrate new technologies; the Company’s ability to execute on its strategy under its new corporate identity and ticker symbol; changes in market conditions; regulatory developments affecting the Company’s business; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations

Gateway Group, Inc.

Phone: +1 (949) 574-3860

Email: AIFC@gateway-grp.com